Exhibit 99.3

AMERICAN WATER ANNOUNCES 10 YEAR CAPITAL SPENDING PLAN, SETS LONG TERM GROWTH TARGETS AND ANNOUNCES 2020 EARNINGS GUIDANCE

•	Setting 2020 diluted earnings per share (EPS) guidance range of $3.79 to $3.89

•	Maintaining a five-year adjusted EPS compound annual growth rate of 7 to 10%

•	Increasing regulated infrastructure investment over the next 10 years

•	Affirming 2019 earnings guidance range

CAMDEN, N.J., Dec. 10, 2019 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today announces a 10-year capital spending plan, sets long term growth targets and announces 2020 earnings per share guidance.

American Water estimates its 2020 earnings to be in the range of $3.79 to $3.89 per diluted share.

“American Water’s business model, strategies and focus remain the same, but we are constantly looking into the future at how to best develop and implement the most effective and efficient ways to deliver safe, clean, reliable and affordable water and wastewater services for our customers and communities,” said Susan Story, President and CEO of American Water. “Whether it is addressing macro trends we face such as increasing customer demands for 24/7 personalized choices, the integration of artificial intelligence and technology into operations or emerging issues around water quality, we know that the steady execution of our business fundamentals will continue to demonstrate that we are a ‘Best in Class’ organization creating long-term value for all of our stakeholders.”

The company increases regulated infrastructure investment by $800 million for the 2020 to 2024 capital plan and introduces a 10-year capital spending plan at a range of $20 to $22 billion.

The company affirmed its 2019 earnings guidance GAAP range of $3.57 - $3.65 per diluted share. The GAAP range includes an item set forth in the table included with this press release and does not reflect any impact of the transactions announced on November 20, 2019. Excluding the item set forth in the table, the company’s 2019 adjusted (non-GAAP) earnings guidance range is $3.56 - $3.64 per diluted share.

American Water will host a 2019 Investor Day for investors and analysts on December 11, 2019, which will feature presentations by Susan Story, President and CEO of American Water, Susan Hardwick, Executive Vice President and Chief Financial Officer; Walter Lynch, Executive Vice President and Chief Operating Officer, and other company leaders. Interested parties may view the live webcast, which is scheduled to begin at 8:30 a.m. and end at approximately 12:30 p.m. Eastern Time, through a link on the company’s websites at amwater.com/corporate or ir.amwater.com.

American Water also reported today that Susan Story has announced that she will retire April 1, 2020 as CEO of American Water. She will be succeeded by Walter Lynch, currently Chief Operating Officer of American Water. More information can be found here.

The company’s earnings and capital spending forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (SEC).

Non-GAAP Financial Measures

This press release includes a presentation of adjusted earnings per share as 2019 earnings guidance (“Adjusted EPS”). This item constitutes a “non-GAAP financial measure” under SEC rules. This non-GAAP financial measure is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. Adjusted EPS is defined as GAAP earnings per common share excluding the benefit from the reduction during the first quarter of 2019 of the liability related to the Freedom Industries chemical spill settlement in West Virginia. This non-GAAP financial measure supplements the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, measures of financial performance prepared in accordance with GAAP.

Management believes that this non-GAAP financial measure is useful to American Water’s investors because it provides an indication of American Water’s baseline performance excluding an item that is not considered by management to be reflective of its ongoing operating results. Management believes that this non-GAAP financial measure will allow investors to understand better the operating performance of American Water’s businesses and will facilitate a meaningful year-to-year comparison of American Water’s results of operations. Although management uses this non-GAAP financial measure internally to evaluate American Water’s results of operations, management does not intend results excluding the item to represent results as defined by GAAP, and investors should not consider them as indicators of performance. In addition, the Company’s definition of Adjusted EPS may not be comparable to the same or similar measures used by other companies, and, accordingly, it may have significant limitations on its use.

Set forth in this release is a table that reconciles Adjusted EPS to the most directly comparable GAAP financial measure.

About American Water

With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The company employs more than 7,100 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 14 million people in 46 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release including, without limitation, 2019 and 2020 earnings guidance, and future capital spending amounts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, and other decisions; changes in laws, governmental regulations and policies, including with respect to environmental, health and safety, water quality and emerging contaminants, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; potential costs and liabilities of American Water related to environmental laws and similar matters; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms and solar flares; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; American Water’s ability to appropriately maintain current infrastructure, including its operational and technology systems, and manage the expansion of its business; American Water’s ability to obtain permits and other approvals for projects; changes in American Water’s capital requirements; American Water’s ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of water supplies or water provided to American Water’s customers; American Water’s ability to complete its previously announced sale of New York American Water Company, Inc., or the timing of such closing; exposure or infiltration of American Water’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber-attacks or other means; American Water’s ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully meet growth projections for its Regulated and Market-Based Businesses, either individually or in the aggregate, and capitalize on growth opportunities, including its ability to, among other things, acquire, close and successfully integrate regulated operations and market-based businesses, enter into contracts and other agreements with, or otherwise obtain, new customers in American Water’s Market-Based Businesses, and realize anticipated benefits and synergies from new acquisitions; cost overruns relating to improvements in or the expansion of American Water’s operations; its ability to maintain safe work sites; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on American Water or any of its subsidiaries, or any of their current or future indebtedness that could increase American Water’s financing costs or funding requirements or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase American Water’s costs and funding requirements; changes in Federal or state general, income and other tax laws, including laws, rules, regulations and interpretations related to the TCJA, the availability of tax credits and tax abatement programs, and the ability to utilize American Water’s U.S. federal and state income tax net operating loss carryforwards; migration of customers into or out of American Water’s service territories; the use by municipalities of the power of eminent domain or other authority to condemn American Water’s systems, or the assertion by private landowners of similar rights against it; any difficulty or inability to obtain insurance for American Water, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its ability to obtain reimbursement under existing insurance programs for any losses sustained; American Water’s ability to retain and attract qualified employees; labor actions, including work stoppages and strikes; the incurrence of impairment charges related to American Water’s goodwill or other assets; civil disturbances or terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on American Water’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

Contact:

Edward Vallejo

Vice President, Investor Relations

856-566-4005

edward.vallejo@amwater.com

Maureen Duffy

Vice President, Communications and Federal Affairs

856-309-4546

maureen.duffy@amwater.com

American Water Works Company, Inc. and Subsidiary Companies

Adjusted Earnings Guidance Range (A Non-GAAP, Unaudited measure)

	2019
Diluted earnings per share:	Low End	High End
Earnings guidance range (GAAP)*	$3.57	$3.65
Adjustment:
Freedom Industries liability reduction	(0.02)	(0.02)
Income tax impact	0.01	0.01

Net adjustment	(0.01)	(0.01)

Adjusted earnings guidance range (non-GAAP)	$3.56	$3.64

*	The GAAP range does not reflect any impact of the transactions announced on November 20, 2019